UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): July 29, 2019

ENPRO INDUSTRIES, INC.
(Exact name of Registrant, as specified in its charter)

North Carolina	001-31225	01-0573945
(State or other jurisdiction	(Commission file number)	(I.R.S. Employer
of incorporation)		Identification No.)

5605 Carnegie Boulevard, Suite 500
Charlotte, North Carolina 28209
(Address of principal executive offices, including zip code)

(704) 731-1500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	NPO	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02    Results of Operations and Financial Condition

The information set forth in this Item 2.02 of this Current Report and in Exhibit 99.1 is intended to be “furnished” under Item 2.02 of Form 8-K. Such information shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

On July 29, 2019, EnPro Industries, Inc. (the “Company”) issued a press release announcing its earnings for the quarter and six months ended June 30, 2019. A copy of such press release is included as Exhibit 99.1 hereto.

Item 8.01    Other Events

The Company has identified certain errors related to items affecting the provision for income tax expense and related accounts reported for the year ended December 31, 2018, which had the effect of understating income tax expense for the year and three months ended December 31, 2018 by approximately $5.0 million. Pursuant to the guidance of SEC Staff Accounting Bulletin No. 99, “Materiality,” the Company has evaluated the materiality of the errors quantitatively and qualitatively and has concluded that they did not, individually or in the aggregate, result in a material misstatement of the Company’s previously issued consolidated financial statements and that such financial statements may continue to be relied upon.

In evaluating the root cause of these errors, the Company identified deficiencies in its internal control over financial reporting (as defined in Rule 13a-15(f) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) with respect to the design and maintenance of controls over the accounting for income taxes. Specifically, the Company did not design and maintain effective controls to (i) sufficiently review and validate information received from foreign subsidiaries in their quarterly tax packages, including adjustments made to the packages in consolidation, which are used in the determination of the completeness and accuracy of the Company’s consolidated provision for income taxes and (ii) sufficiently review the completeness and accuracy of input data used in the calculation of a new annual federal tax which became effective in 2018 under the 2017 Jobs and Tax Act and certain recurring tax credits. These deficiencies existed at December 31, 2018 and March 31, 2019.

These deficiencies constituted a material weakness in the Company’s internal control over financial reporting at December 31, 2018 and at March 31, 2019. As a result, the Company intends to amend its Form 10-K for the fiscal year ended December 31, 2018 (the “Form 10-K”) to reflect that its internal control over financial reporting and disclosure controls and procedures (as defined in Rule 13a-15(e) under the Exchange Act) were not effective as of December 31, 2018. The amended Form 10-K will also include revised financial statements for the year ended December 31, 2018 which reflect the correction of the income tax errors described above.

In addition, the amendment to the Form 10-K will be required to also include a revised report of our independent registered public accounting firm with respect to the effectiveness of our internal control over financial reporting as of December 31, 2018.

The Company will also amend its Form 10-Q for the quarter ended March 31, 2019 to reflect that its disclosure controls and procedures were not effective as of March 31, 2019. Certain line items of the December 31, 2018 consolidated balance sheet included in the Form 10‑Q for the quarter ended March 31, 2019 will be revised in the amendment to the Form 10-Q to conform to the consolidated balance sheet as of that date to be presented in the Form 10‑K amendment, with corresponding revisions to such line items in the March 31, 2019 consolidated balance sheet. The amendment to such Form 10-Q will not contain any revision to the Company’s consolidated statement of operations for the quarter ended March 31, 2019.

The Company intends to file both amendments promptly and to implement a plan to remediate the identified deficiencies in its internal control over financial reporting.

Item 9.01    Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release of EnPro Industries, Inc. dated July 29, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    July 29, 2019

ENPRO INDUSTRIES, INC.

By:	/s/ Robert S. McLean
Robert S. McLean
Executive Vice President, General Counsel and Secretary

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